CLICKSOFTWARE REPORTS 2ND CONSECUTIVE PROFITABLE QUARTER
AS REVENUES RISE 46% OVER PRIOR YEAR PERIOD

BURLINGTON, MA, August 4 – ClickSoftware Technologies, Ltd., (Nasdaq: CKSW) a leading provider of end-to-end service chain optimization software, today announced results for the second quarter ended June 30, 2003.

For the second quarter of 2003, total revenues were $5.1 million, with consolidated net income of $0.2 million, or $0.01 per share. This compares with revenues of $3.5 million and a net loss of $1.8 million, or a loss of $0.07 per share, for the same period last year, and revenues of $5.1 million and consolidated net income of $0.2 million, or $0.01 per share, for the first quarter of 2003.

Software license revenues for the second quarter of 2003 were $2.3 million, while service revenues were $2.8 million. This compares to software license revenues of $1.4 million and service revenues of $2.1 million for the same period last year, and $2.2 million in software licenses revenues and $2.9 million in service revenues in the first quarter of 2003.

Gross profit in the second quarter was $3.3 million, or 66% of revenues, compared to $1.8 million, or 51% of revenues, in the same period last year, and $3.3 million, or 65% of revenues, in the first quarter of 2003.

ClickSoftware used $0.3 million in cash, cash equivalents and short-term investments in the second quarter. As of June 30, 2003, cash, cash equivalents, and short and long-term investments were $8.3 million, up from $6.6 million at the end of 2002. Total assets at the close of the quarter were $14.5 million and stockholders’ equity was $7.1 million.

“The second quarter was marked by the addition of several new orders, most notably from Hewlett-Packard and Electrolux, a significant increase in year-over-year quarterly revenues and our second consecutive quarter of profitability. We believe that these results, coupled with additional customer wins since the end of the second quarter, a growing pipeline of deferred revenues, and our continuing tight cost controls, should advance our plans for consistent growth and profitability for the entire year,” said Dr. Moshe BenBassat, ClickSoftware’s Chairman and Chief Executive Officer.

6-Month Summary

For the first six months of 2003, total revenues were $10.2 million, with consolidated net income of $0.3 million, or $0.01 per share. This compares with revenues of $6.6 million and a net loss of $4.2 million, or a loss of $0.16 per share, for the first half of 2002.

Outlook

ClickSoftware said it believes that revenues for the third quarter should increase sequentially by about 10% to 15%, putting revenues in the range of $5.6 million to $5.8 million, which should enable the company to continue to be profitable for the third consecutive quarter.

Investor Conference Call

ClickSoftware will host a conference call today at 8:30 a.m. ET to discuss these results and answer questions from the investment community. To participate, please call (800) 473-6123 and ask for the ClickSoftware conference call. International participants, please call (973) 582-2706. The conference call will be simultaneously webcast (in listen mode only) and is available via the Internet at http://www.clicksoftware.com. A replay of this call will be available on the ClickSoftware website, or by calling (877) 519-4471 (international callers can dial (973) 341-3080). The pass-code for the replay is 4066387.

About ClickSoftware

ClickSoftware is a leading provider of end-to-end service optimization solutions that maximize service revenue and customer responsiveness while minimizing costs. ClickSoftware’s ServiceOptimization suite includes strategic and tactical workforce planning, optimized service scheduling, intelligent problem resolution, wireless workforce management, and business analytics, connecting all organizational levels and all functions.

The company is headquartered in Burlington, MA and Israel, with offices in the United States, Europe, and Asia Pacific. For more information about ClickSoftware, call (781) 272-5903 or (888) 438-3308 or visit http://www.clicksoftware.com

This press release contains express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, those regarding demand for the company’s products, future results of operations, effectiveness of current cost controls, and the ability to sustain profitability. Such “forward-looking statements” involve known and unknown risks, uncertainties and other factors, which may cause actual results or performance to be materially different from those projected. ClickSoftware’s achievement of these results may be affected by many factors, including among others, the following: uncertainties regarding the general economic outlook; the length of or change in the company’s sales cycle; the company’s ability to identify potential customers and to close sales to potential customers in a timely manner; the company’s ability to maintain relationships with strategic partners, the ability of the company’s professional services group to successfully complete implementations; and the company’s ability to predict and control expenses and to align revenues and expenses. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in ClickSoftware’s annual report on Form 10-K for the year ended December 31, 2002 and subsequent quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

Contacts: Shmuel Arvatz Chief Financial Officer ++972-3-7659422 Shmuel.Arvatz@clicksoftware.com	Howard Kalt Kalt Rosen & Co. (415) 397-2686 Kalt@KRC-IR.com

ClickSoftware Technologies Ltd.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S dollars)

	June 30	December 31

	2003	2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,910	$3,400
Short-term investments	4,143	2,949
Trade receivables, net	2,773	4,043
Other receivables and prepaid expenses	1,522	1,254

Total current assets	12,348	11,646

FIXED ASSETS
Cost	4,143	4,119
Less – accumulated depreciation	3,108	2,869

	1,035	1,250

Long-term investments	280	280
Severance pay deposits	807	781

Total Assets	$14,470	$13,957

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term loans	$—	$17
Accounts payable and accrued expenses	4,463	5,369
Deferred revenues	1,365	411

Total current liabilities	5,828	5,797

LONG TERM LIABILITIES
Accrued severance pay	1,511	1,476

Total long-term liabilities	1,511	1,476

Total liabilities	7,339	7,273

SHAREHOLDERS’ EQUITY
Ordinary shares of NIS 0.02 par value	103	102
Additional paid-in capital	69,210	69,196
Deferred Stock Compensation	—	(101)
Accumulated deficit	(62,139)	(62,470)
Treasury stock, at cost: 39,000 shares	(43)	(43)

Total shareholders’ equity	7,131	6,684

Total liability and shareholders’ equity	$14,470	$13,957

ClickSoftware Technologies Ltd.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

		Three Months Ended
	June 30, 2003		June 30, 2002

	$	% of Revenues	$	% Of Revenues

Revenues:
Software license	$2,310	46%	$1,356	39%
Services	2,750	54%	2,105	61%

Total revenues	5,060	100%	3,461	100%

Cost of revenues:
Software license	305	6%	281	8%
Services	1,422	28%	1,404	41%

Total cost of revenues	1,727	34%	1,685	49%

Gross profit	3,333	66%	1,776	51%

Operating expenses:
Research and development costs, net	508	10%	590	17%
Selling and Marketing expenses	1,827	36%	2,708	78%
General and administrative expenses	767	15%	403	12%
Amortization of deferred stock-based compensation	26	1%	75	2%

Total operating expenses	3,128	62%	3,776	109%

Income (Loss) from operations	205	4%	(2,000)	(58)%
Interest and other income (expenses), net	(32)	1%	172	5%

Net Income (loss)	$173	3%	$(1,828)	(53)%

Earnings (loss) per ordinary share	$0.01		$(0.07)

Earnings (loss) per ordinary share excluding charges for share based compensation	$0.01		$(0.07)

Shares used in computing basic and diluted earnings (loss) per share	25,647,888		25,551,161

ClickSoftware Technologies Ltd.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

		Six Months Ended
	June 30, 2003		June 30, 2002

	$	% of Revenues	$	% of Revenues

Revenues:
Software license	$4,555	45%	$2,376	36%
Services	5,646	55%	4,191	64%

Total revenues	10,201	100%	6,567	100%

Cost of revenues:
Software license	436	4%	317	5%
Services	3,099	31%	2,791	43%

Total cost of revenues	3,535	35%	3,108	48%

Gross profit	6,666	65%	3,459	52%

Operating expenses:
Research and development costs, net	994	10%	1,407	21%
Selling and Marketing expenses	3,782	37%	5,380	82%
General and administrative expenses	1,497	15%	892	14%
Amortization of deferred stock-based compensation	101	1%	150	2%

Total operating expenses	6,374	63%	7,829	119%

Income (Loss) from operations	292	2%	(4,370)	(67)%
Interest and other income, net	39	1%	192	3%

Net Income (loss)	$331	3%	$(4,178)	(64)%

Earnings (loss) per ordinary share	$0.01		$(0.16)

Earnings (loss) per ordinary share excluding charges for share based compensation	$0.01		$(0.16)

Shares used in computing basic and diluted earnings (loss) per share	25,632,149		25,520,105